Exhibit 99.1

Cyclerion Therapeutics Announces Progress Toward CYC-126 Phase 2 Proof-of-Concept Study

with FDA Feedback and Formation of Clinical Advisory Board

–Received Positive Pre-Investigational New Drug (“IND”) Written Feedback from the U.S. Food and Drug Administration (“FDA”)–

–Clinical Advisory Board (“CAB”) Includes Key Leaders across Neuropsychiatry, Anesthesiology, and Clinical Development–

–Remain On Track to Initiate CYC-126’s Phase 2 Proof-of-Concept (“POC”) Study in Treatment Resistant Depression (“TRD”) in the Second Half of 2026–

CAMBRIDGE, Mass., Feb. 17, 2026 (GLOBE NEWSWIRE) – Cyclerion Therapeutics, Inc. (Nasdaq: CYCN) (“Cyclerion” or “Company”), a biopharmaceutical company pioneering neuropsychiatric therapies, today announced it has received positive written regulatory feedback and responses from the FDA on CYC-126’s Phase 2 POC study in TRD and its path to potential regulatory approval. CYC-126 is a potentially novel anesthetic-based investigational therapy that incorporates real-time electroencephalogram (“EEG”) feedback and is being developed for the treatment of TRD. CYC-126 is designed to be an individualized, precision-delivered approach that combines well-characterized anesthetic agents with real-time EEG monitoring and algorithm-guided dosing. Cyclerion believes this strategy may enable clinicians to more precisely guide patients toward targeted brain states associated with antidepressant effects, addressing a significant unmet need for patients with TRD seeking alternative therapeutic options.

The planned study is a randomized, double-blind, two-part (Part A and Part B) clinical study evaluating CYC-126 in adults with TRD who are candidates for monitored anesthesia. Participants will be randomized to either active treatment or sham control arms to assess safety, antidepressant efficacy, and durability of response. The study will utilize FDA-accepted clinical endpoints, including the Montgomery–Åsberg Depression Rating Scale (MADRS).

CYC-126 will be regulated under the FDA’s Center for Drug Evaluation and Research (“CDER”), with the FDA’s Center for Devices and Radiologic Health (“CDRH”) providing input and reviews as applicable. The FDA feedback provided clear guidance that the Company believes will help enable an FDA IND submission. The FDA supported continued advancement of the planned Phase 2 study design, leveraging FDA-approved anesthetics and their well-established nonclinical and clinical safety data. As a result, the Company remains on track to initiate the Phase 2 study in the second half of 2026, with the first patient to be enrolled in Australia and U.S. enrollment commencing in the first half of 2027.

“We are pleased with the constructive feedback received from the FDA, which provides additional clarity regarding CYC-126’s regulatory jurisdiction and development pathway,” said Regina Graul, Ph.D., President and Chief Executive Officer of Cyclerion. “This alignment supports our IND planning and affirms key elements of our proposed Phase 2 study design. We value the ongoing engagement with the applicable FDA divisions and believe this guidance provides an important foundation as we advance CYC-126 with the goal of addressing the significant unmet need in patients living with TRD.”

Cyclerion also announced the formation of a Clinical Advisory Board with the appointment of five internationally recognized key leaders in neuropsychiatry anesthesiology clinical care, and clinical development. The CAB will provide strategic guidance and support key decision making regarding clinical development as Cyclerion advances CYC-126 for TRD and builds a pipeline across neuropsychiatric diseases. The five appointees of the CAB are:

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Dr. Husseini Manji, M.D., FRCPC: a globally recognized leader in neuroscience and mental health innovation. Dr. Manji’s distinguished career spans leadership roles at the National Institutes of Health, where he advanced foundational research on synaptic plasticity, and at Janssen/Johnson & Johnson, where he served as Global Head of Neuroscience, driving the development of novel treatments for mood disorders. He currently holds professorships at Oxford University and Yale University, focusing on severe neuropsychiatric disorders, and is a member of the National Academy of Medicine. Dr. Manji is widely regarded as a thought leader in mental health policy and innovation, with hundreds of peer-reviewed publications and a track record of translating science into transformative therapies. Dr. Manji received his B.S. in Biochemistry and M.D. from the University of British Columbia. Following residency training, he completed fellowship training at the National Institutes of Mental Health and obtained extensive additional training in cellular and molecular biology at the National Institute of Diabetes and Digestive and Kidney Diseases.

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Dr. Linda Carpenter, M.D.: Professor of Psychiatry and Human Behavior at the Alpert Medical School of Brown University and Medical Director of the Brain Research and Interventional Neurotherapeutics (BRaIN) program at Butler Hospital. She founded the Butler TMS Clinic and Neuromodulation Research Facility, where she conducts clinical trials and mechanistic research studies in mood and anxiety disorders. Her work has been supported by numerous industry and federal grant awards. She has published over 200 papers in peer-reviewed scientific journals, including reports of clinical trials investigating vagus nerve stimulation, deep brain stimulation, transcranial magnetic stimulation (“TMS”), and other neurostimulation devices. Dr. Carpenter has served in leadership and mentorship roles for multiple national scientific and professional organizations, including the Clinical TMS Society, the American Psychiatric Association, the American College of Neuropsychopharmacology, and the Society of Biological Psychiatry. Dr. Carpenter obtained her M.D. from the University of Pennsylvania and went on to complete an internship in internal medicine, a residency program in psychiatry, and a clinical neuroscience research fellowship at Yale University.

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Dr. Lawrence Olanoff, M.D., Ph.D.: an adjunct Assistant Professor at the Medical University of South Carolina and a Partner at Good Life Sciences Ventures. From 2006 to 2010, he served as President and Chief Operating Officer for Forest Laboratories, Inc. From 2005 to 2006, Dr. Olanoff was CEO of Celsion Corporation. Prior to 2005, he served as Executive Vice President of Research and Development and Chief Scientific Officer of Forest Laboratories and held senior clinical research roles at Sandoz Pharmaceutical Corporation and the Upjohn Company. During his pharmaceutical development career, Dr. Olanoff made substantial contributions leading to thirty new drug approvals, either as new chemical entities or as supplemental indications, over a range of therapeutic areas. He serves as a member of the boards of Ichnos Glenmark Innovation, Tevard Biosciences, and Leukogene Therapeutics, as well as several non-profit organizations. Dr. Olanoff was a past board member of Forest

Laboratories, Ironwood Pharmaceuticals, Axovant Sciences Ltd., and Celsion Corporation. He received his Ph.D. in biomedical engineering and M.D. degree from Case Western Reserve University, was an internal medicine resident and clinical pharmacology fellow at the Medical University of South Carolina, and is the author of over 40 scientific publications on topics including controlled drug delivery, pharmacokinetics, drug metabolism, and clinical toxicology.

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Dr. Yuriy Bronshteyn, M.D.: an intensivist (ICU physician) and anesthesiologist at Duke University Health System, where he also serves as an Associate Professor at Duke University School of Medicine. He earned his M.D. from Vanderbilt University School of Medicine and completed his anesthesiology internship and residency at Massachusetts General Hospital (MGH) / Harvard Medical School (HMS). He then stayed at MGH/HMS to complete a fellowship in Critical Care Medicine. He holds six active board certifications spanning three distinct clinical fields—critical care medicine, anesthesiology, and echocardiography—and he is a Fellow of the American Society of Echocardiography. Dr. Bronshteyn has also held multiple local, national, and international leadership roles related to diagnostic ultrasound.

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Dr. Laeben C. Lester, M.D.: a cardiac anesthesiologist and emergency physician at Johns Hopkins Medicine and an Assistant Professor of Anesthesiology and Critical Care Medicine at the Johns Hopkins University School of Medicine. Dr. Lester earned his M.D. from the University of California at San Francisco School of Medicine, completed an Emergency Medicine residency at the University of New Mexico Health Sciences Center, and completed Anesthesiology & Critical Care Medicine residency (serving as Chief Resident) and a Cardiac Anesthesiology fellowship at Johns Hopkins. He is board certified in Anesthesiology, Adult Cardiac Anesthesiology, Emergency Medicine, and Perioperative Transesophageal Echocardiography. His academic interests include airway management, procedural sedation in high-risk patients and the pharmacology of anesthetic drugs, as well as ultrasound and 3D-Echocardiography. He is highly involved in medical device development and has several patents pending or awarded. He currently has an NIH R61/R33 grant to develop photoacoustic needles for ultrasound guided vascular access with his team of investigators.

“We are honored to welcome this distinguished group of clinical experts to our Clinical Advisory Board,” said Regina Graul. “These accomplished leaders bring a powerful combination of neuropsychiatric, anesthesiology, and clinical development expertise that will help guide the advancement of CYC-126 and inform the continued expansion of our pipeline. Their insights and guidance will play a critical role in shaping our clinical strategy and ensure we maintain the highest standards of scientific rigor as we progress through this pivotal stage of the Company’s journey, working to deliver innovative therapeutic options for patients with treatment-resistant depression and other areas of high unmet need.”

In addition to receiving valuable feedback from the FDA and forming the CAB, Cyclerion has continued to advance its clinical development activities, including the selection of a contract research organization to support execution of the planned multinational study. The Company remains on track to initiate the Phase 2 POC study of CYC-126 in treatment-resistant depression in the second half of 2026.

About Cyclerion Therapeutics

Cyclerion is a biopharmaceutical company focused on developing treatments for neuropsychiatric diseases. The Company’s foundational product candidate, CYC-126, is an individualized therapy for TRD, a condition with significant unmet medical need and substantial commercial opportunity. The Company believes this program has the potential to serve as the cornerstone of its future growth.

For more information about Cyclerion, please visit https://www.cyclerion.com/ and follow us on Twitter (@Cyclerion) and LinkedIn (www.linkedin.com/company/cyclerion).

Forward Looking Statement

Certain matters discussed in this press release are “forward-looking statements.” We may, in some cases, use terms such as “believes,” “potential,” “may,” “expects,” “plans,” “could,” “opportunity,” “will,” “intends,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, the timing of development and commercialization of our product candidates, the timing of initiation of the Phase 2 POC study of CYC-126, the design of the POC study, the clinical development of CYC-126 and the commercial potential of CYC-126 Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to . We cannot assure you that the forward-looking statements in this press release will prove to be accurate. Some of the factors that could cause actual performance and results to differ materially from those projected or suggested in the forward-looking statements due to various risks and uncertainties, include, but are not limited to, the regulatory processes of the FDA and comparable foreign regulatory authorities and inherently unpredictable and changes in regulatory requirements or guidance that may delay regulatory timelines, the substantial doubt regarding the our ability to continue as a going concern, our ability to raise additional funding, our ability to enroll patients in future clinical studies, our ability to obtain regulatory approval for our product candidates, unanticipated changes to our nonclinical or clinical study protocols due to regulatory reasons or unanticipated events, which could lead to increased costs to us and could delay our development timeline, our reliance on third parties to conduct clinical studies and to manufacture drug supplies for our product candidates, our ability to adequately protect our intellectual property, and the other important risk factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 4, 2025 and most recent Quarterly Report on Form 10-, as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the Securities and Exchange Commission. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements are made only as of the date of this presentation. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Investor & Media Relations:

IR@cyclerion.com

Source: Cyclerion Therapeutics, Inc.